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                                                                   EXHIBIT 23.8

       CONSENT TO BE NAMED AS A TRUSTEE OF EQUITY OFFICE PROPERTIES TRUST

       I hereby consent, pursuant to Rule 438 of the Securities Act of 1933, as amended, to be named as a person to become a trustee of Equity Office Properties Trust, a Maryland real estate investment trust ("Equity Office"), under the circumstances described in the registration statement on Form S-4 filed by Equity Office with the Securities and Exchange Commission in connection with the merger of Cornerstone Properties Inc., a Nevada corporation, with and into Equity Office.


                                                    /s/ William Wilson III
                                                    -------------------------
                                                    William Wilson III
                                                    Date: March 22, 2000